Exhibit 8.1

March 27, 2013

Wells Fargo & Company,

420 Montgomery Street,

San Francisco, California 94104.

Ladies and Gentlemen:

We have acted as special tax counsel to Wells Fargo & Company, a Delaware corporation (the “Company”), in connection with the issuance of (i) $1,738,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the MSCI EAFE Index® as described in the Company’s Pricing Supplement No. 309 dated March 20, 2013 (“Pricing Supplement 309”) to Product Supplement No. 6 dated July 13, 2012 (“Product Supplement No. 6”), the Prospectus Supplement dated April 13, 2012 (the “Prospectus Supplement”) and the Prospectus dated April 13, 2012 (the “Prospectus”) contained in the Registration Statement on Form S-3, File No. 333-180728 (the “Registration Statement”), (ii) $2,763,000 aggregate face amount of Medium-Term Notes, Series K, Securities Linked to the S&P 500® Index as described in the Company’s Pricing Supplement No. 310 dated March 20, 2013 (“Pricing Supplement 310”) to Product Supplement No. 6, the Prospectus Supplement and the Prospectus, and (iii) $10,400,000 aggregate principal amount of Medium-Term Notes, Series K, Notes Linked to 3 Month LIBOR due March 27, 2025 as described in the Company’s Pricing Supplement No. 304 dated March 22, 2013 (“Pricing Supplement 304”) to the Prospectus Supplement and the Prospectus. We hereby confirm our opinion as set forth under the heading “Material Tax Consequences” in Pricing Supplement 309 and Pricing Supplement 310 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 304.

We hereby consent to the reference to us under the heading “Material Tax Consequences” in Pricing Supplement 309 and Pricing Supplement 310 and under the heading “United States Federal Income Tax Considerations” in Pricing Supplement 304, and to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission and thereby incorporated by reference into the Company’s Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Sullivan & Cromwell LLP